                                                                 Exhibit 1.1

                                                                 Execution Copy


                         MOHEGAN TRIBAL GAMING AUTHORITY

                                  $200,000,000

                          8 1/8% Senior Notes Due 2006

                                  $300,000,000

                    8 3/4% Senior Subordinated Notes Due 2009

                               Purchase Agreement


                                                              New York, New York
                                                               February 24, 1999


Salomon Smith Barney Inc.
As Representatives of the Initial Purchasers
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

Mohegan Tribal Gaming Authority (the "Authority"), an instrumentality of the Mohegan Tribe of Indians of Connecticut (the "Tribe"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $200,000,000 principal amount of its 8 1/8% Senior Notes due 2006 (the "Senior Securities") and $300,000,000 principal amount of its 8 3/4% Senior Subordinated Notes due 2009 (the "Senior Subordinated Securities" and, collectively with the Senior Securities, the "Securities"). The Senior Securities are to be issued under an indenture (the "Senior Indenture") to be dated as of March 3, 1999 among the Authority, the Tribe and First Union National Bank as trustee (the "Senior Trustee"). The Senior Subordinated Securities are to be issued under an indenture (the "Senior Subordinated Indenture") to be dated as of March 3, 1999 among the Authority, the Tribe and State Street Bank and Trust Company as trustee (the "Senior Subordinated Trustee"). The Senior Indenture and the Senior Subordinated Indenture are collectively referred to herein as the "Indentures", and the Senior Trustee and the Senior Subordinated Trustee are collectively referred to herein as the "Trustees". The Securities each have the benefit of a Registration Rights Agreement (the "Senior Registration Rights Agreement" and the "Senior Subordinated Registration Rights Agreement," collectively, the "Registration Rights Agreements"), both to be dated as of March 3, 1999, between the Authority and the Initial Purchasers, pursuant to which the Authority has agreed to register under the Act another series of debt securities of the Authority each with terms substantially identical to the Securities (collectively, the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer"), subject to the terms and conditions therein specified. To the extent there
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are no additional parties listed on Schedule I other than you, the term
Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Purchase Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

     The offering of the Securities is being made in connection with the Tender Offer and Consent Solicitation for the Authority's 13 1/2% Senior Secured Notes with Cash Flow Participation Interest and the arrangement of a senior secured bank credit facility (the "Bank Credit Facility") (the "Concurrent Transactions").

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

     In connection with the sale of the Securities, the Authority has prepared a preliminary offering memorandum, dated February 3, 1999 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the "Preliminary Memorandum"), and a final offering memorandum, dated February 24, 1999 (as amended or supplemented at the Execution Time, including any and all exhibits thereto the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Authority and the Securities. The Authority hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

     1. Representations and Warranties. The Authority represents and warrants to each Initial Purchaser, as set forth below in this Section 1, and the Tribe represents and warrants to each Initial Purchaser with respect to paragraphs 1(l),(o),(p) and (s) as set forth below.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date or on any settlement date, as the case may be, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Authority makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Authority by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) has, directly or indirectly, made offers or sales of any


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     security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (c) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (f) The Authority expects to be advised by the NASD's PORTAL Market that as of the Closing Date the Securities will have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (g) The Authority is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Authority's securities.

          (h) The Authority is in compliance with the reporting requirements of
     Section 13 or 15(d) of the Exchange Act.

          (i) The Authority has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated by this Purchase Agreement).

          (j) The Authority has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Authority to facilitate the sale or resale of the Securities.

          (k) The information provided by the Authority pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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          (l) The Tribe is a federally recognized Indian Tribe, with authority to enter into and perform its obligations under the Agreements. The Constitution of the Tribe, amended and restated in its entirety and approved on April 12, 1996 (the "Constitution"), was validly adopted by the Tribe, is effective according to its terms, and is the law of the Tribe.

          (m) The Authority (A) has been duly established, is validly existing under the Constitution, as amended, (B) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Final Memorandum and to own, lease and operate its properties, and (C) is duly qualified and authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (C), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Authority, (y) interfere with or adversely affect the issuance or marketability of the Securities pursuant hereto or (z) in any manner draw into question the validity of this Purchase Agreement or any agreements or the transactions described in the Final Memorandum under the caption "Use of Proceeds". The Authority will have no direct or indirect subsidiaries as of the Closing Date.

          (n) The statements in the Final Memorandum under the headings "Certain Federal Income Tax Consequences," "Description of Notes," "Business--The Expansion," "Business--Environmental Matters," "Description of Other Indebtedness," "Mohegan Tribe of Indians of Connecticut," "Government Regulation" and "Other Material Agreements" fairly summarize the matters therein described.

          (o) This Purchase Agreement has been duly authorized, executed and delivered by the Authority and the Tribe; the Senior Indenture and the Senior Subordinated Indenture have each been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Authority and the Tribe, will constitute legal, valid, binding instruments enforceable against the Authority and the Tribe in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and public policy provided, however that the Authority makes no representation as to the choice of laws); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Senior Indenture or the Senior Subordinated Indenture, as the case may be, and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Authority and will constitute the legal, valid and binding obligations of the Authority entitled to the benefits of the Senior Indenture or the Senior Subordinated Indenture, as the case may be (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and public policy provided, however, that the Authority makes no representation as to the choice of laws); and the Senior Registration Rights Agreement and the Senior Subordinated


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     Registration Rights Agreement have been duly authorized and, when executed and delivered by the Authority, will constitute legal, valid, binding and enforceable instruments of the Authority (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and public policy provided, however, that the Authority makes no representation as to the choice of laws).

          (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Authority or the Tribe in connection with the transactions contemplated herein or in the Indentures, or the Registration Rights Agreements or the Concurrent Transactions, except (A) such as will be obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreements and (B) such as will be obtained from the National Indian Gaming Commission ("NIGC") or its Chairman, the Secretary of the Interior ("Secretary"), or the Bureau of Indian Affairs ("BIA") prior to the Closing Date.

          (q) None of the execution and delivery of the Indentures, this Purchase Agreement or the Registration Rights Agreements, the issue and sale of the Securities, the consummation of the Concurrent Transactions, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with or result in (A) violation any of the organizational, statutory or legal documents of the Authority or the Tribe, (B) default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Authority or the Tribe is bound or any of their respective properties is subject, or (C) violation of any local, tribal, state or federal law, statue, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, any requirement, regulation or decree under the Indian Gaming Regulatory Act of 1988 (collectively, "Gaming Regulations") applicable to the Authority or any of its assets or properties (whether owned or leased)), other than, in the case of clauses (B) and (C), any default or violation that could not reasonably be expected to have a material adverse effect on the Authority. To the best knowledge of the Authority, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

          (r) The historical financial statements and schedules of the Authority included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Authority as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum,


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     the information included therein; the "As adjusted" financial information included in the Final Memorandum includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related "As adjusted" adjustments give appropriate effect to those assumptions, and the "As adjusted" adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the "As adjusted" financial information included in the Final Memorandum; the "As adjusted" financial information included in the Final Memorandum complies as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the "As adjusted" adjustments have been properly applied to the historical amounts in the compilation of that information.

          (s) There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Authority, the Tribe or their respective property is pending or, to the best knowledge of the Authority or the Tribe, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Purchase Agreement, the Indentures, the Registration Rights Agreements or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Authority, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto entered into after the date hereof).

          (t) The Authority owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (u) The Authority is not (A) in violation any of the organizational, statutory or legal documents of the Authority or the Tribe, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Authority or the Tribe is bound or any of their respective properties is subject, or (C) in violation of any local, tribal, state or federal law, statue, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, any Gaming Regulations applicable to the Authority or any of its assets or properties (whether owned or leased)), other than, in the case of clauses (B) and (C), any default or violation that could not reasonably be expected to have a material adverse effect on the Authority. To the best knowledge of the Authority, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument other than a default that could not reasonably be expected to have a material adverse effect.

          (v) Arthur Andersen LLP, who have certified certain financial statements of the Authority included in the Final Memorandum and delivered their report with respect to the audited financial statements included in the Final Memorandum, are independent public accountants with respect to the Authority within the meaning of the Act and the applicable published rules and regulations thereunder.


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          (w) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Purchase Agreement or the issuance or sale by the Authority of the Securities.

          (x) No action or proceeding with respect to any labor dispute with employees of the Authority exists, or to the Authority's knowledge is threatened or imminent.

          (y) The Authority is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Authority or its business, assets, employees, officers and Management Board Members are in full force and effect; the Authority is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Authority under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Authority has not been refused any insurance coverage sought or applied for; and the Authority has no reason to believe that it will not be able to renew its existing insurance coverage as and when the coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Authority whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (z) The Authority possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Authority has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Authority, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (aa) The Authority maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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          (bb) The Authority (i) is in compliance with any and all applicable tribal, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the Authority, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Final Memorandum, the Authority has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (cc) In the ordinary course of its business, the Authority periodically reviews the effect of Environmental Laws on the business, operations and properties of the Authority, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Authority has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Authority except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (dd) The Authority owns, possesses, licenses or has other rights to use on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed in the Final Memorandum to be conducted (collectively, the "Intellectual Property"). Except as set forth in or contemplated by the Final Memorandum (a) there are no rights of third parties to any such Intellectual Property; (b) to the Authority's knowledge there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Authority`s knowledge, threatened action, suit, proceeding or claim by others challenging the Authority's rights in or to any such Intellectual Property, and the Authority is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Authority's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Authority is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, the Authority's knowledge threatened action, suit, proceeding or claim by others that the Authority infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Authority is unaware of any


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     other fact which would form a reasonable basis for any such claim; (f) to the Authority's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Final Memorandum as being owned by or licensed to the Authority or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior act of which the Authority is aware that may render any U.S. patent held by the Authority invalid or any U.S. patent application held by the Authority unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

          (ee) The Authority has implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and has determined that such risk will be remedied on a timely basis and will not have a material adverse effect upon the financial condition and results of operations of the Authority; and the Authority believes, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by the Authority has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would not have a material adverse effect on the Authority. The Authority is in compliance with the Commission's staff legal bulletin No. 5 dated January 12, 1998 related to Year 2000 compliance.

          (ff) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Authority believes to be reliable and accurate in all material respects.

     Any certificate signed by any officer of the Authority and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Authority (and not individually by such officer), as to matters covered thereby, to each Initial Purchaser.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Authority agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Authority, at a purchase price of 8 1/8% of the principal amount thereof with respect to the Senior Securities and at a purchase price of 8 3/4% of the principal amount thereof with respect to the Senior Subordinated Securities, in each case plus accrued interest, if any, from February 24, 1999 to the Closing Date, the principal amount of such Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 A.M., New York City time, on March 3, 1999, or at such time on such later date (not later than March 10 1999) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Authority or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for


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the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Authority by wire transfer payable in same-day funds to the account specified by the Authority. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Authority that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes after due inquiry to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any of its Affiliates nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (c) Neither it nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

     5. Agreements. The Authority agrees with each Initial Purchaser that:

          (a) The Authority will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

          (b) The Authority will not amend or supplement the Final Memorandum without the prior written consent of the Representatives.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Authority promptly (i) will notify the Representatives of any such event;
     (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.


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

          (d) The Authority will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Authority be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Authority will promptly advise the Representatives of the receipt by the Authority of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Authority will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any Security, under circumstances that would require the registration of the Securities under the Act.

          (g) Neither the Authority, nor any of its Affiliates, nor any person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Authority will, during any period in which they are not subject to and in compliance with
     Section 13 or 15(d) of the Exchange Act or they are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) So long as any of the Securities are outstanding, the Authority will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Authority mailed to securityholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Authority as the Initial Purchasers may reasonably request.

          (j) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (k) The Authority will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) The Authority will not for a period of 180 days following the Execution Time, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Authority or any Affiliate of the Authority or any person in privity with the Authority or any Affiliate of the Authority), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Authority (other than the Securities).

          (m) The Authority will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Security of the Authority to facilitate the sale or resale of the Securities.

          (n) The Authority agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the Registration Rights Agreements, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Purchase Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in the PORTAL Market; (viii) the transportation and other expenses incurred by or on behalf of Authority representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Authority's accountants and the fees and expenses of counsel (including local and special counsel) for the Authority; and (x) all other costs and expenses incident to the performance by the Authority of its obligations hereunder.

          (o) The Authority shall use the net proceeds received by it from the sale of the Securities pursuant to this Purchase Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds."

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Authority contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof to the accuracy of the statements of the Authority made in any certificates pursuant to the provisions hereof, to the performance by the Authority of its obligations hereunder and to the following additional conditions:

          (a) The Authority shall have requested and caused Hogan & Hartson LLP, counsel for the Authority, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) the Tribe is a federally recognized Indian tribe with authority to enter into and perform its obligations under the Agreements. The Constitution of the Tribe, as amended and restated in its entirety and approved on April 12, 1996 (the "Constitution"), is effective according to its terms and is the law of the Tribe;

          (ii) the Mohegan Tribal Council (the "Tribal Council") is the governing body of the Tribe, with power to bind the Tribe and to cause the Tribe to enter into the Agreements, except insofar as its power regarding agreements relating to gaming was delegated to the Authority by the 1995 Amendment, Article XIII, and Mohegan Ordinance No. 95-7/15-1, "An Ordinance Establishing the Mohegan Tribal Gaming Authority" (the "Gaming Authority Ordinance"), which was adopted and made effective July 15, 1995. The Tribal Council and other officers of the Tribe and the Management Board and the other officers of the Authority that have approved, authorized the execution, and executed the Agreements and possess authority to execute the Agreements and to bind the Tribe and Authority thereto;

          (iii) the Senior Indenture and the Senior Subordinated Indenture have each been duly authorized, executed and delivered on behalf of the Tribe and the Authority, and each constitutes a valid and binding obligation of the Authority and the Tribe, enforceable against the Authority and the Tribe in accordance with its terms (except, as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Senior Indenture or Senior Subordinated Indenture is considered in a proceeding at law or in equity) and conform in all material respects to the descriptions thereof contained in the Final Memorandum under the caption "Description of Notes;" the Senior Securities and the Senior Subordinated Securities have each been duly authorized on behalf of the Authority and, assuming due execution, authentication, issuance and delivery in accordance with the provisions of the Senior Indenture or the Senior Subordinated Indenture, as the case may be, will each constitute a valid and binding obligation of the Authority entitled to the benefits of the Senior Indenture or the Senior Subordinated Indenture, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Senior Securities or Senior Subordinated Securities are considered in a proceeding at law or in equity) and conform in all material respects to the descriptions thereof contained in the Final Memorandum under the caption "Description of Notes;" the Senior Registration Rights Agreement and the Senior Subordinated Registration Rights Agreement have each been duly authorized, executed and delivered on behalf of the Authority and constitute a valid and binding obligation of the Authority, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Senior Registration Rights Agreement or Senior Subordinated Registration Rights Agreement is considered in a proceeding at law or in equity) and conform in all material respects to the description thereof contained in the Final Memorandum under the caption "Description of Notes;"

          (iv) the information in the Final Memorandum under the headings "Certain Federal Income Tax Consequences," "Business--The Expansion," "Business--Environmental Matters," "Description of Other Indebtedness," "Mohegan Tribe of Indians of Connecticut," "Government Regulation" and "Other Material Agreements" insofar as such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by such counsel and is correct, in all material respects;

          (v) no consent, approval, authorization, filing with or order of any federal court or governmental agency or body is required to be obtained or made by the Authority or the Tribe in connection with the execution, delivery or performance as of the date hereof by each of the Authority or the Tribe of the Indentures and the Registration Rights Agreements except (A) such as may be required under federal securities laws and regulations or under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Purchase Agreement and the Final Memorandum and the Registration Rights Agreements (B) such as may be required to be obtained or made from or to the NIGC or its Chairman, the Secretary, or the BIA and such other approvals (specified in such opinion) as have been obtained;

          (vi) the execution, delivery and performance as of the date hereof by the Authority and the Tribe of the Indentures, this Purchase Agreement, the Registration Rights Agreements, the issue and sale of the Securities and the consummation as of the date hereof by the Authority and the Tribe of the transactions contemplated thereby do not (i) violate the Constitution, as amended, the Gaming Authority Ordinance, Mohegan Ordinance No. 95-4 (adopted July 20, 1995), "An Ordinance Establishing the Gaming Disputes Court" (the "Gaming Disputes Court Ordinance"), the Mohegan Tribal Gaming Ordinance or the Mohegan Compact; (ii) breach or constitute a default under certain material contracts and agreements as enumerated by such counsel; or
          (iii) to such counsel's knowledge, violate any federal statute or regulation applicable to the Authority or the Tribe (other than federal securities statutes and regulations, certain matters with respect to which will be addressed elsewhere in such counsel's opinion) or any existing judgment, order or decree of any court or governmental agency that is binding on, the Authority or the Tribe;

          (vii) assuming (A) the accuracy of the representations and warranties of the Authority set forth in paragraphs (c), (d) and (e) in Section 1 of this Purchase Agreement and the Initial Purchasers set forth in
          Section 4 of this Purchase Agreement, (B) the due performance by the Authority of the covenants and agreements set forth in paragraphs (e),
          (f), (g) and (j) of Section 5 of this Purchase Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 4 of this Purchase Agreement, (C) the Initial Purchasers' compliance with the offering and transfer procedures described in the Final Memorandum, (D) the accuracy of the representations and warranties made in accordance with this Purchase Agreement and the Final Memorandum by the Initial Purchasers and (E) that each of the Initial Purchasers is either a "qualified institutional buyer" as defined in Rule 144A of the Act or a person who is not "U.S. person," in offers and sales outside the United States made in reliance on Regulation S under the Act, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Purchase Agreement to register the Securities under the Act or to qualify the Indentures under the Trust Indenture Act of 1939, it being understood that no opinion need be expressed as to any resale of Securities subsequent to the initial resale thereof by the Initial Purchasers;

          (viii) the Authority is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act;

          (ix) the waivers of sovereign immunity from unconsented suit by the Tribe and the Authority contained in the Agreements, as applicable, are in compliance in all material respects with applicable federal and tribal law and constitute valid and binding obligations of the Tribe and the Authority, enforceable against the Tribe and the Authority in accordance with their respective terms (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Agreements are considered in a proceeding at law or in equity);

          (x) the choice of governing law by the Authority and the Tribe contained in the Agreements is in compliance in all material respects with applicable federal and tribal law and constitutes a valid and binding obligation of the Tribe and the Authority, enforceable against the Tribe and the Authority in accordance with its terms (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Agreements are considered in a proceeding at law or in equity);

          (xi) there is no requirement, under the Indian Gaming Regulatory Act of 1988 that any Note Holder, solely in his or her capacity as a Note Holder, apply for or receive any individual license, any individual certificate, or any other individual authorization from any federal authority to acquire or retain the rights of a Note Holder under the Indentures; and

          (xii) the Construction Reserve Disbursement Agreement has been duly authorized, executed and delivered on behalf of the Authority and Tribe and constitutes a valid and binding obligation of both the Authority and the Tribe, enforceable against the Authority and the Tribe in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Construction Reserve Disbursement Agreement is considered in a proceeding at law or in equity) and conform in all material respects to the description thereof contained in the Final Memorandum under the caption "Description of Notes."

     Such counsel shall also indicate that while they have not undertaken to determine independently and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Final Memorandum, that no facts have come to their attention which cause them to believe that (i) the Final Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Tribe and the Authority that are required to be disclosed in the Final Memorandum, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Final Memorandum that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Final Memorandum.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper on certificates of responsible officers of the Authority and the Tribe. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

          (b) The Authority shall have requested and caused Rome McGuigan Sabanosh, P.C., counsel for The Tribe, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) the Tribe is a federally recognized Indian tribe, with full authority to enter into, and perform its obligations under, the Agreements. The Constitution of the Tribe, amended and restated in its entirety and approved on April 12, 1996 (the "Constitution"), was validly adopted by the Tribe, is effective according to its terms, and is the law of the Tribe;

          (ii) the Tribal Council (the "Tribal Council") is the governing body of the Tribe, with full power to bind the Tribe and to cause the Tribe to enter into the Agreements, except insofar as its power regarding agreements relating to gaming was delegated to the Authority by the 1995 Amendment to the Constitution, Article XIII, and Mohegan Ordinance No. 95-7/15-1, "An Ordinance Establishing the Mohegan Tribal Gaming Authority" (the "Gaming Authority Ordinance"), which was adopted and made effective July 15, 1995. The Tribal Council and other officers of the Tribe and the

          Management Board and the other officers of the Authority that have approved, authorized the execution, and executed the Agreements, are the duly elected or appointed officers of the Tribe and the Authority, and possess full authority to execute the Agreements and to bind the Tribe and Authority thereto;

          (iii) the Gaming Authority Ordinance was validly adopted by the Tribal Council, and is the governing law of the Tribe. The Authority is a duly established and validly existing instrumentality of the Tribe;

          (iv) the Mohegan Compact has been duly entered into and validly authorized by the State of Connecticut and the Tribe, has been duly approved by the Secretary of the Interior of the United States, such approval has been duly published in the Federal Register, and no further action is required to make the Mohegan Compact effective;

          (v) the Mohegan Tribal Gaming Ordinance (the "Gaming Ordinance") was validly adopted by the Tribal Council, and validly approved by the National Indian Gaming Commission, and, as supplemented by the Gaming Authority Ordinance and the Gaming Disputes Court Ordinance, is the governing law of the Tribe;

          (vi) the Gaming Disputes Court of the Tribe (the "Gaming Disputes Court"), created by the Amendment to the Constitution and by Mohegan Ordinance No. 95-4 (adopted July 20, 1995), "An Ordinance Establishing the Gaming Disputes Court" (the "Gaming Disputes Court Ordinance"), is a validly established judicial entity of the Tribe, having exclusive jurisdiction for the Tribe over all disputes related to gaming on the lands of the Tribe. The adoption by the Tribal Council in the Gaming Disputes Ordinance of the rules of civil and appellate procedure, and professional and judicial conduct, to govern the Gaming Disputes Court, and the further adoption by the Tribal Council in "An Ordinance Concerning Procedures for Appeal to the Gaming Disputes Court," Mohegan Ordinance No. 95-6 (adopted September 21, 1995) of procedures for certain appeals to the Gaming Disputes Court, are valid and effective acts of the Tribal Council, and those rules and procedures are the law of the Tribe;

          (vii) there is no requirement, under the Mohegan Compact, or the Gaming Authority Ordinance, or the Gaming Ordinance, or any other law of the Tribe, that any Note Holder, solely in his or her capacity as a Note Holder, apply for or receive any individual license, any individual certificate, or any other individual authorization from any federal, state, or tribal governmental authority, to acquire or retain the rights of a Note Holder under the Senior Indenture or the Senior Subordinated Indenture; and

          (viii) no consent, approval, authorization, filing with or order of any tribal or Connecticut court or governmental agency or body is required to be obtained or made by the Authority or the Tribe in connection with the execution, delivery or performance as of the date hereof by each of the Authority or the Tribe of the Senior Indenture, the Senior Subordinated Indenture, the Senior Registration Rights Agreement, the Senior Subordinated Registration Rights Agreement and the Concurrent Transactions, except (A) such as may be required under federal securities laws and regulations or under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Purchase Agreement and the Final Memorandum and the Registration Rights Agreements (B) such as may be required to be obtained or made from or to the NIGC or its Chairman, the Secretary, or the BIA and such other approvals (specified in such opinion) as have been obtained.

          (c) Representatives shall have received from Latham & Watkins, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indentures, the Registration Rights Agreements, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Authority shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Authority shall have furnished to the Representatives a certificate of the Authority, signed by the Chairman of the Management Board dated the Closing Date to the effect that he has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Purchase Agreement and that:

          (i) the representations and warranties of the Authority in this Purchase Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Authority has complied with all the agreements and satisfied all the conditions on their its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Authority, whether or not arising from transactions on the ordinary course of business except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

          (iii) no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency which would, as of the date hereof, prevent the issuance of the Senior Notes and the Senior Subordinated Notes. No action, suit or proceeding had been commenced and is pending against or affecting or, to the best knowledge of the Authority, threatened against the Authority before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a material adverse effect on the Authority.

          (e) At the Execution Time, the Representatives shall have received from Arthur Andersen LLP, a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, containing statements and information of the type ordinarily included in an accountant's "comfort letters" to Representatives, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Final Memorandum.

          (f) At the Closing Date, the Representatives shall have received from Arthur Andersen LLP, a "bring down comfort letter," dated as of the Closing Date.

          References to the Final Memorandum in Sections 6(e) - 6(f) include any amendment or supplement thereto at the date of the applicable letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs
     (e) and (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Authority, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (h) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

          (j) Prior to the Closing Date, the Authority shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (k) The Authority shall have entered into (i) the Bank Credit Facility; (ii) the Registration Rights Agreements; (iii) the Construction Reserve Disbursement

     Agreement; (iv) the Indentures; and (v) the Initial Purchasers shall have received executed counterparts thereof.

          (l) The Authority shall have (i) purchased, simultaneous with the Offering, all of the Authority's 13 1/2% Senior Secured Notes due 2002 with Cash Flow Participation Interest (the "Existing Secured Notes") that were tendered pursuant to the Offer to Purchase and Consent Solicitation, dated as of January 15, 1999 (the "Offer to Purchase"), and the Initial Purchasers shall have received such documentation as they may reasonably request to evidence the purchase thereof and (ii) executed the Supplemental Indenture, between the Authority and First Union National Bank, as specified in the Offer to Purchase.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Purchase Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Purchase Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Authority in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 885 Third Avenue, New York, New York 10022 on the Closing Date.

     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Authority to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Authority will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution.

     (a) The Authority agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Authority to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Authority will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to an Initial Purchaser furnished to the Authority by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; and provided, further, that the foregoing indemnity agreement with respect to the Final Memorandum shall not inure to the benefit of the Purchasers from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling any Initial Purchaser or any directors, officers, employees and agents of any Initial Purchaser), if a copy of the Final Memorandum (or the Final Memorandum as amended or supplemented) (if the Authority shall have timely furnished the Initial Purchasers with sufficient copies thereof) was not sent or given by or on behalf of the Initial Purchasers to such person at or prior to the written confirmation of the sale of the Securities to such person and if the Final Memorandum (or the Final Memorandum as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Authority may otherwise have.

     (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Authority, its directors, officers, and each controlling person within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Authority to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Authority by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Authority acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, (ii) the legend on page (iii) concerning stabilization, syndicate covering transactions and penalty bids and, the related disclosure under the heading "Plan of Distribution," and (iii) the sentences related to concessions and reallowances in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, which counsel shall be reasonably satisfactory to the indemnified party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, in which case the indemnifying party may select another counsel subject to this clause (i); (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Authority and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Authority and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Authority on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Authority and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Authority on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Authority shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Authority on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Authority and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Authority within the meaning of either the Act or the Exchange Act and each officer and director of the Authority shall have the same rights to contribution as the Authority subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Purchase Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Purchase Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Authority. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Purchase Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Authority or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Purchase Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Authority prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Authority or its officers and of the Initial Purchasers set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Authority or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Purchase Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no. (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; or, if sent to the Authority, will be mailed, delivered or telefaxed to the Mohegan Tribal Gaming Authority, (fax no. (860) 204-7167), 1 Mohegan Sun Boulevard, Uncasville, CT 06382, Attn: Roland J. Harris.

     13. No Personal Liability. Neither the Tribe nor any director, officer, office holder, employee or agent, representative or member of the Authority or the Tribe or holder of an ownership interest of the Authority or the Tribe, as such in their individual capacities, shall have any liability for any obligations of the Authority or the Tribe under this Purchase Agreement.

     14. Consent to Suit. The Tribe does not consent to the enforcement, levy, or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Tribe and the Authority consent to the enforcement and execution of any judgment, whether obtained as a result of judicial, administrative, or arbitrational proceeding, against any assets of the Authority. Subject to the foregoing, the Tribe and Authority waive their respective sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Purchase Agreement and to enforce and execute any judgment resulting therefrom against the Authority or the assets of the Authority. Notwithstanding any provisions of law or canon of construction, the Tribe and the Authority each intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under to out of this Purchase Agreement. Without limiting the generality of the foregoing, the Tribe and the Authority waive their immunity from unconsented suit to permit the maintenance of the following actions:

          (a) Courts. The Tribe and the Authority each waive their immunity from unconsented suit to permit any court of competent jurisdiction to (i) enforce and interpret the terms of this Purchase Agreement and award and enforce the award of damages against the Authority owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings or arbitration, (ii) determine whether any consent or approval of the Tribe or the Authority has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration; and (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. ss. 1302 (or any successor statute).

          (b) Arbitration. The Tribe and the Authority each waive their immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rule of the American Arbitration Association, whenever and to the extent any agreement to submit a matter to arbitration is made by the Tribe or by the Authority, to (i) enforce and interpret the terms of this Purchase Agreement and to award and enforce the award of any damages against the Authority owing as a consequence thereof; (ii) determine whether any consent or approval of the Tribe or the Authority has been unreasonably withheld; and (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration.

     15. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     16. Applicable Law. This Purchase Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     17. Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     19. Definitions. The terms which follow, when used in this Purchase Agreement, shall have the meanings indicated.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation
D.

     "Agreements" shall mean the Indentures, the Registration Rights Agreements and the Construction Reserve Disbursement Agreement.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

     "Closing Date" shall mean March 3, 1999.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Execution Time" shall mean, the date and time that this Purchase Agreement is executed and delivered by the parties hereto.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Regulation D" shall mean Regulation D under the Act.

     "Regulation S" shall mean Regulation S under the Act.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Purchase Agreement and your acceptance shall represent a binding agreement between the Authority and the several Initial Purchasers.

                   [Purchase Agreement Signature Pages Follow]

                                   Very truly yours,


                                   Mohegan Tribal Gaming Authority



                                   By
                                       --------------------------------------
                                       Name:   Roland J. Harris
                                       Title:  Chairman

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.

By:  Salomon Smith Barney Inc.


By
     -------------------------------
     Name:
     Title:


For themselves and the other several Initial
Purchasers named in Schedule I to

the foregoing Agreement.

Accepted and Agreed to as of the date above written



MOHEGAN TRIBE OF INDIANS OF CONNECTICUT


By
     -------------------------------
     Roland J. Harris
     Chair of Tribal Council

                                   SCHEDULE I

                                                      Principal Amount of Senior
Initial Purchasers                                    Securities to be Purchased
------------------                                    --------------------------

Salomon Smith Barney Inc............................  $130,000,000
NationsBanc Montgomery Securities LLC...............  $ 35,000,000
SG Cowen Securities Corporation.....................  $ 15,000,000
Bear, Stearns & Co. Inc. ...........................  $ 10,000,000
BancBoston Robertson Stephens Inc. .................  $  5,000,000
Fleet Securities, Inc.                                $  5,000,000
                                                      ------------
                           Total....................  $200,000,000



                                                      Principal Amount of Senior
Initial Purchasers                                    Subordinated Securities
-----------------                                     to be Purchased
                                                      --------------------------

Salomon Smith Barney Inc............................  $195,000,000
NationsBanc Montgomery Securities LLC...............  $ 52,500,000
SG Cowen Securities Corporation.....................  $ 22,500,000
Bear, Stearns & Co. Inc.............................  $ 15,000,000
BancBoston Robertson Stephens Inc...................  $  7,500,000
Fleet Securities, Inc.                                $  7,500,000
                                                      ------------
                           Total....................  $300,000,000

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

     (1)

     (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February __, 1999, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

     (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Authority.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.




                                      A-2